Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as Principal Executive Officer and as Principal Financial Officer of Easton-Bell Sports, Inc. (the “Company”), respectively, certify that, to the best of their knowledge and belief, the Company’s quarterly report on Form 10-Q for the quarter ended September 28, 2013, which accompanies this certification fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and the information contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 28, 2013 fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated therein. The foregoing certifications are made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

/s/ Terry G. Lee
Terry G. Lee
Executive Chairman and Chief Executive Officer
(Principal Executive Officer)
November 12, 2013

/s/ Mark A. Tripp
Mark A. Tripp
Chief Financial Officer
(Principal Financial Officer)
November 12, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Easton-Bell Sports, Inc. and will be retained by Easton-Bell Sports, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.